FIRST QUARTER 2016 Financial Results MAY 5, 2016

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP financial measures such as operating income before depreciation and amortization (“OIBDA”), Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Definitions of these measures and reconciliations to the most directly-comparable U.S. GAAP measures are included at the end of this presentation deck. Our non-GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow in addition to, and not as a substitute for, the Company’s Operating Income (Loss), Net Income (Loss) from Continuing Operations, Diluted EPS and various cash flow measures (e.g., Cash Provided by (Used in) Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. Note: Throughout the presentation, certain numbers will not sum to the total due to rounding. 2 Disclaimer

 1Q16 reported total revenue growth of 1% year-over-year is the best quarterly performance of the past two years, and we continue to project that we will achieve consolidated revenue cross-over in 2016.  1Q16 reported digital advertising revenues rose 23% year-over-year.  Positive results from our portfolio of growth initiatives and acquisitions continue. Our other revenues rose 19% during the quarter.  Adjusted OIBDA was $43 million versus $51 million last year.  Ended 1Q16 with cash, cash equivalents and short-term investments of $400 million or $3.90 per share.  During the first quarter, we bought back $58 million of stock (or 3.7% of our shares outstanding) with $179 million remaining under the authorization as of March 31st. We bought back $35 million face value of our senior notes with $90 million remaining under the authorization. Financial Highlights 3

$280 $270 $73 $90 2015 2016 Digital Advertising Print and Other Advertising 1Q16 Advertising Revenues  Total advertising revenues up 2%  Print and other advertising down 4%  Digital advertising up 23% - Includes the benefit of acquisitions $353 $360 4 HIGHLIGHTS 1Q 1Q $MM

$165 $161 $77 $68 $8 $9 Other Circulation Revenues Newsstand Revenues Subscription Revenues  Subscription revenues down 2%  Newsstand revenues down 12% $MM $250 $238 1Q16 Circulation Revenues HIGHLIGHTS 1Q15 1Q16 5

1Q16 Other Revenues  Other revenues up 19% - Includes the benefit of acquisitions $77 $92 HIGHLIGHTS 1Q15 1Q16 $MM 6

$359 $365 $271 $296 Costs of Revenues (COR) SG&A 1Q16 Operating Expenses  Costs of Revenues and SG&A combined increased 5% - Includes costs related to our growth initiatives and operations of newly acquired businesses - Includes transaction-related expenses which are excluded from our Adjusted OIBDA calculation $661 $630 HIGHLIGHTS 1Q15 1Q16 $MM 7

1 2 1Q16 Adjusted OIBDA $51 $43  1Q16 Adjusted OIBDA of $43 million  Adjusted Diluted EPS of ($0.11) vs. ($0.06) in the prior year HIGHLIGHTS 1Q15 1Q16 $MM 8

Beginning Balance 1/1/16 $711 Free Cash Flow (87) Acquisitions/Divestitures/Investments, net (104) Purchase of common stock (58) Repurchase of Senior Notes (31) Dividends paid (20) Other (11) Ending Balance 3/31/16 $400 1Q16 Cash Update HIGHLIGHTS CHANGES IN CASH AND SHORT-TERM INVESTMENTS  1Q16 ending cash and short-term investments of $400 million  Quarterly dividend of $0.19 per share, or $20 million, paid on 3/15/16  $35 million face value of debt purchased at a discount of $31 million (excluding accrued interest)  Stock buyback of $58 million (on settlement date basis)  As of 3/31/16, net leverage ratio of 2.03x - Target net leverage ratio 2.0x to 2.5x  $95 million negotiated buyout related to lease obligations 9

Time Inc. Outlook For 2016 1 There is no change from our previously reported FY 2016 Outlook Range 2 We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill; intangibles; fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 3 The Full Year 2015 Actuals include capital expenditures of $161 million offset by $46 million of tenant improvement allowances. $MM FY 2015 ACTUALS FY 2016 OUTLOOK RANGE1 Revenues – as reported (5)% 1% - 5% Adjusted OIBDA2 $440 $440 - $490 Investment spending, net ($30) ($25) Capital expenditures $166 $85 - $105 Real estate related3 $115 $40 Core & growth $51 $45 - $65 10

Q&A

Appendix

______________ (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) (Gain) loss on operating assets, net primarily reflects the recognition of the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015. (3) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (4) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. Three Months Ended March 31, 2016 2015 Operating income (loss) $ (3) $ 5 Depreciation 13 24 Amortization of intangible assets 21 19 OIBDA(1) 31 48 Restructuring and severance costs 1 2 (Gain) loss on operating assets, net(2) (3) — Other costs(3) 14 1 Adjusted OIBDA(4) $ 43 $ 51 13 Schedule I TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA (Unaudited; in millions)

Schedule II

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss)	$ (21)	$ 11	$ (10)	$ (17)	$ 8	$ (9)
Restructuring and severance costs	1	—	1	2	(1)	1
(Gain) loss on operating assets, net[1]	(3)	—	(3)	—	—	—
Bargain purchase gain[2]	(5)	—	(5)	—	—	—
(Gain) loss on extinguishment of debt[3]	(4)	1	(3)	—	—	—
Other costs	14	(5)	9	1	—	1
Adjusted net income (loss)[4]	$ (18)	$ 7	$ (11)	$ (14)	$ 7	$ (7)

(1) (Gain) loss on operating assets, net primarily relates to the recognition of the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015.

(2) Bargain purchase gain relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(3) Gain on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations.

(4) Adjusted Net income (loss) is defined as Net income (loss) adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; Bargain purchase gain; gains and losses on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

Time Inc.

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______________ (1) (Gain) loss on operating assets, net primarily relates to the recognition of the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015. (2) Bargain purchase gain relates to the acquisition of certain assets of Viant in the first quarter of 2016. (3) Gain on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations. (4) Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating and/or non-operating assets; pension plan settlements and/or curtailments; Bargain purchase gain; gains and losses on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items. (5) For periods in which we were in a net loss position, we have used the expected diluted shares in the calculation of Adjusted Diluted EPS as if we were in a net income position, without giving effect to the impact of participating securities. Three Months Ended March 31, 2016 2015 Diluted EPS $ (0.10) $ (0.08) Restructuring and severance costs 0.01 0.01 (Gain) loss on operating assets, net(1) (0.03) — Bargain purchase gain(2) (0.05) — (Gain) loss on extinguishment of debt(3) (0.03) — Other costs 0.09 0.01 Adjusted Diluted EPS(4)(5) $ (0.11) $ (0.06) 15 Schedule III TIME INC. RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS (Unaudited; all per share amounts are net of tax)

16 Schedule IV TIME INC. RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW (Unaudited; in millions) Three Months Ended March 31, 2016 2015 Cash provided by (used in) operations $ (52) $ (20) Less: Capital expenditures (35) (4) Free Cash Flow(1) $ (87) $ (24) ______________ (1) Free Cash Flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures in the three months ended March 31, 2016 are primarily associated with concluding our real estate relocations.

17 2016 Outlook 2015 Actual Low High Operating income (loss) $ (823) $ 305 $ 340 Depreciation 92 60 70 Amortization of intangible assets 80 75 80 OIBDA(1) $ (651) $ 440 $ 490 Asset impairments, Goodwill impairment, Restructuring and severance costs, gains/losses on operating assets, pension plan settlements and/or curtailments and Other costs related to mergers, acquisitions, investments and dispositions 1,091 — — Adjusted OIBDA(2) $ 440 $ 440 $ 490 Schedule V TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2016 OUTLOOK (Unaudited; in millions) _____________ (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; gains and losses on operating assets; pension plan settlements and/or curtailments; and Other costs related to mergers, acquisitions, investments and dispositions.